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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") by and between Advance Paradigm, Inc. ("Company"), a Delaware corporation, and J.P. Millon ("Executive"), will become effective upon the date of closing ("Effective Date") of the purchase by the Company of the stock of PCS Health Systems, Inc. ("PCS"), a Delaware Corporation, from Rite Aid Corporation, a Delaware Corporation ("Rite Aid").

     WHEREAS, the Executive is an employee, director and the President and Chief Executive Officer of PCS, and is a party to an employment agreement dated January 22, 1999, between himself, PCS and Rite Aid ("Employment Agreement"); and

     WHEREAS, in connection with a Stock Purchase Agreement dated as of July 11, 2000 ("Purchase Agreement"), the Company will purchase the stock of PCS from Rite Aid ("Transaction"); and

     WHEREAS, in connection with the Transaction, the Executive will terminate his employment and resign as an employee, officer and director of PCS as of the Effective Date; and

     WHEREAS, the Executive and the Company desire to clarify their respective rights and obligations under the Employment Agreement and to set forth their prospective relationship;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Executive and the Company hereby agree as follows:

     1. TERM. This Agreement shall become effective on the Effective Date and shall terminate on the six month anniversary of the Effective Date.

     2. DUTIES OF EXECUTIVE. The Executive will be available, upon the reasonable request of the Company, to assist the Company in the post-Transaction transition period, at such times and in such manner as the Executive and the Company mutually agree. In addition, the Executive will serve as a member of the Board of Directors of the Company.

     3. COMPENSATION. The Executive will receive compensation of $490,000, payable in six substantially equal monthly installments. As a director of the Company, the Executive will receive the same compensation, benefits, insurance coverage, indemnification, etc. as do other non-employee directors of the Company; provided, however, that during the term the Executive will not receive additional compensation for his services as a director.

     4. ASSISTANCE/EXPENSES. The Company will provide to the Executive an office, secretarial support and other assistance on the premises of PCS in Scottsdale, Arizona, as the parties agree are required for the Executive to discharge his duties under this Agreement. The Company will pay or reimburse the Executive for the reasonable and appropriate out-of-pocket expenses incurred by him in connection with the performance of services under this Agreement.

     5. CONTINUATION AS A DIRECTOR. The parties expect that the Executive will continue to serve as a director of the Company beyond the expiration of the term.

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     6. COMPENSATION RELATING TO THE EMPLOYMENT AGREEMENT.

         a. On the Effective Date, the Company will pay the Executive a lump sum amount of $1,670,034, which represents the base salary plus annual target bonus that the Executive would be entitled to receive under Sections 8(d)(i)(A) and
(B) of his Employment Agreement had he terminated his employment under the Employment Agreement for "good reason" on the Effective Date.

         b. Within 14 days after the Effective Date, the Company will pay the Executive $5,485,860.00, which represents the cash amounts due the Executive for the second and third traunches of "retention zeros" under Section 4(d) of the Employment Agreement.

         c. The Company will continue to cover the Executive and/or the Executive's family under its employee benefit plans pursuant to Section 8(d)(ii) of the Employment Agreement through January 22, 2002 as if the Executive were an active employee.

     7. EFFECT ON EMPLOYMENT AGREEMENT. Except as provided in Section 10 (indemnification) and 16 (taxes) of the Employment Agreement, the Company will have no further obligations to Executive pursuant to the Employment Agreement. Notwithstanding anything in the foregoing to the contrary, the Executive expressly reserves his rights against Rite Aid arising under the Employment Agreement.

     8. NON-COMPETE COVENANTS.

         a. During the term and for twelve (12) months thereafter, the Executive will not become an officer, employee, agent, partner, director, consultant or substantial stockholder of any pharmacy benefit management company or holding company thereof operating in the United States.

         b. During the term and for twelve (12) months thereafter, the Executive will not directly or indirectly offer employment to any person who is employed by the Company or PCS at the time of the closing of the Transaction.

     9. REMEDY FOR VIOLATION OF PARAGRAPH 8. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Paragraph 8 of this Agreement, and, therefore, agrees that the Company will be entitled to seek injunctive relief to prevent any breach or threatened breach of either such Paragraph and that the Company will be entitled to seek specific performance of the terms of each of such Paragraph in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

     10. INDEPENDENT CONTRACTOR. The parties intend that the Executive will perform under this Agreement as an independent contractor, and not as an employee of the Company. Consequently, during the term of this Agreement:

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         a. The Executive will be solely responsible for the payment of all taxes in connection with the Executive's compensation hereunder, and the Company will not withhold taxes from his compensation, unless required by law; and

         b. The Executive will not accrue or receive any benefits under any employee benefit plan maintained by the Company attributable to his services hereunder; provided that nothing in this Agreement will affect any rights to benefits the Executive (and Executive's family) might have under any employee benefit plans of PCS or the Company by virtue of the Executive's prior service as an employee of PCS.

     11. ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties relating to Executive's services hereunder and supersedes and, except as provided herein, cancels all prior written and oral understandings and agreements with respect to such matters. Any amendment of this Agreement will be effective only to the extent that it is in writing, executed by the Company and the Executive.

     12. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of (a) Executive's executors, administrators, legal representatives, heirs and legatees and (b) the Company and its successors and assigns.

     13. WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by any other party will not operate or be construed as a waiver of any subsequent breach.

     14. GOVERNING LAW. This Agreement will be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Arizona.

     15. HEADINGS. The headings of the sections of this Agreement are for reference purposes only and do not define or limit, and will not be used to interpret or construe, the contents of this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

     IN WITNESS HEREOF, the parties have executed this Agreement all as of the day and year first above written.

                                       ADVANCE PARADIGM, INC.

                                       By: /s/ David D. Halbert
                                           -------------------------------------
                                       Its: CEO
                                            ------------------------------------

                                       J.P. MILLON

                                       /s/ J.P. Millon
                                       -----------------------------------------

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